NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION CERTIFICATES ISSUED BY
TIMCO AVIATION SERVICES, INC.
      This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering in the Prospectus dated October   , 2005 (the “Prospectus”) of TIMCO Aviation Services, Inc., a Delaware corporation (“TIMCO”), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing Rights to Continental Stock Transfer & Trust Company at or prior to November 15, 2005, at 5:00 p.m. New York City time, unless extended in the sole discretion of TIMCO (the “Expiration Date”). Such form must be delivered by hand or sent by facsimile transmission or mail to Continental Stock Transfer & Trust Company and must be received by Continental Stock Transfer & Trust Company at or prior to the Expiration Date. See the Discussion set forth under “The Rights Offering — Procedures to Exercise Rights” in the Prospectus.
      Regardless of the manner of delivery of the Subscription Certificate, payment of $4.80 per post-reverse split share ($0.12 per pre-reverse split share) for each share of TIMCO common stock (the “Subscription Price”) subscribed for upon exercise of such Rights must be received by Continental Stock Transfer & Trust Company in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date.
      The Subscription Agent is Continental Stock Transfer & Trust Company.
By Mail, Hand Delivery, or Overnight Courier:
Continental Stock Transfer and Trust Company
17 Battery Place, 8th Floor
New York, New York 10004
By facsimile transmission:
(202) 616-7610
You should confirm receipt of all facsimile transmissions by calling (202) 509-4000 (Ext. 536)
      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY
The Information Agent is Morrow & Co.
Morrow & Co.
445 Park Avenue
New York, New York 10022
(800) 607-0088

Gentlemen:
      The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing                     Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent before the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of common stock for each whole Right represented by the Subscription Certificate (as rounded up for fractional Rights, as described in the Prospectus) and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that shares are available, for an aggregate of up to                     shares. The undersigned understands that payment of the Subscription Price of $4.80 for each share of the Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $                    , either (check appropriate box):

☐	is being delivered to Continental Stock Transfer & Trust Company herewith; or

☐	has been delivered separately to Continental Stock Transfer & Trust Company and is or was delivered in the manner set forth below (check appropriate box and complete information related thereto:

☐	Wire transfer of funds Name of transferor institution ______________________________ Date of Transfer ______________________________ Confirmation Number (if available) ______________________________

☐	Uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.

☐	Certified Check

☐	Bank Draft (Cashier’s Check)

☐	U.S. Postal Money Order

Name of Maker: ______________________________

Date of Check, Draft, or Money Order Number: ______________________________

Bank on which check is drawn or issuer of money order: ______________________________

Signature(s): ____________________________________________________________

Name(s): ____________________________________________________________ ___________________________________________________________________
(Please Type or Print)

Address(es): ____________________________________________________________

(Zip Code) Area Code and Tel No(s): ____________________________________________________________

Subscription Certificate No(s). (if available): ____________________________________________________________

GUARANTY OF DELIVERY
(NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE GUARANTEE)
      The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution, which is a member of or a participant in a signature guarantee program acceptable to Continental Stock Transfer & Trust Company, guarantees that the undersigned will deliver to Continental Stock Transfer & Trust Company the certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

(Address)

(Area Code and Telephone Number)
Dated:

(Name of Firm)

(Authorized Signature)
      The institution which completes this form must communicate the guarantee to Continental Stock Transfer & Trust Company and must deliver the Subscription Certificate(s) to Continental Stock Transfer & Trust Company within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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